UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – JULY 9, 2014

BIOFUELS POWER CORPORATION
(Exact name of Registrant as specified in its charter)

TEXAS	000-52852	56-2471691
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

20202 Highway 59 North., Suite 210
Humble, Texas 77338
 (Address of principal executive offices)

281-446-9970
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01           OTHER INFORMATION - EXECUTION OF JOINT COOPERATION AGREEMENT WITH THYSSENKRUPP INDUSTRIAL SOLUTIONS PTY LTD AND LIBERTY GTL, INC. TO BUILD A GAS TO LIQUIDS PILOT PLANT AT COMPANY’S H. O. CLARKE SITE

On July 9th, 2014 the company executed a Joint Cooperation Agreement – Letter of Intent with ThyssenKrupp Industrial Solutions (Africa) Pty Ltd. and Liberty GTL, Inc. to build a small-scale Gas to Liquids demonstration facility in Houston, Texas at the company’s H.O. Clarke industrial site.  Thyssen Krupp has agreed to provide technical services and contribute an auto-thermal reformer pilot plant of proven design.  Liberty has agreed to provide intellectual property and operating know-how regarding crude oil synthesis along with the relevant catalyst supply.

The parties have established a non-binding target date to complete installation and commissioning of the GTL pilot plant on or before December 31, 2014.  The purpose of the two year project is to commercially demonstrate converting stranded natural gas resources to synthetic crude oil and will require a further addition of one or more Fischer Tropsch reactors for testing.

ITEM 9.01           EXHIBITS

As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K

Exhibit Number	Description
99.1	Joint cooperation agreement to develop GTL Pilot Plant with Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Biofuels Power Corporation has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOFUELS POWER CORPORATION
August 1, 2014

By:             /s/ Steven S. McGuire
       Steven S. McGuire, Chairman and director

By:                /s/ Alan Schaffner
       Alan Schaffner, director